UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) September 6, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

(713) 470-5300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

{N3486509.2}

Item 8.01. Other Events.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater Inc. (the “Company”) notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, the ability of the company to complete the proposed transaction with GulfMark Offshore, Inc. (the “proposed merger”) on the anticipated terms and timetable, if at all; the ability to obtain shareholder and government approval of the proposed merger; the ability to satisfy various other conditions to the closing of the transaction; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the possibility of litigation (related to the proposed merger); the diversion of management’s time from day-to-day operations by the proposed merger; the difficulty attracting, motivating and retaining executives and other employees with the proposed merger pending; restrictions on the conduct of business pursuant to the merger agreement; incurrence of substantial transaction-related costs; new accounting policies and our consolidation activities; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel construction and maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings.

On September 6, 2018, John T. Rynd, President, Chief Executive Officer and Director, presented at the 2018 Barclays CEO Energy-Power Conference in New York, New York.

The following information is being provided under Item 8.01 Other Events in this Current Report on Form 8-K: (1) a slide presentation presented at the 2018 Barclays CEO Energy-Power Conference on September 6, 2018 in New York, New York included as Exhibit 99.1 and (2) a transcript of the presentation at the 2018 Barclays CEO Energy-Power Conference on September 6, 2018 in New York, New York included as

Exhibit 99.2. Both Exhibit 99.1 and Exhibit 99.2 are incorporated herein by reference as if fully set forth under this item.

The information contained in the transcript, which was prepared by TalkPoint, is a textual representation of the Company’s presentation. There may be material errors, omissions or inaccuracies in the reporting of the contents of the presentation. The Company assumes no responsibility to correct or update the third-party transcript. Users are advised to review the Company’s SEC filings before making any investment or other decisions.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are furnished with this Form 8-K:

99.1	Slide presentation presented at the 2018 Barclays CEO Energy-Power Conference on September 6, 2018 in New York, New York.

99.2	Transcript of the presentation presented at the 2018 Barclays CEO Energy-Power Conference on September 6, 2018 in New York, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quinn P. Fanning
Quinn P. Fanning
Executive Vice President and Chief Financial Officer

Date: September 12, 2018

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